UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary information statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive information statement

CHERUBIM INTERESTS, INC.

(Name of Registrant as Specified in Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CHERUBIM INTERESTS, INC.
1304 Norwood Dr.
Bedford Texas 76022

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Cherubim Interests, Inc., a Wyoming corporation, in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect a Share Purchase Agreement (the "Agreement"), entered into on or about April 16, 2018, by and between Trinity Conglomerate LTD, a Canadian Federal corporation ("TRIN” and/or Buyer") and Cherubim Interests, Inc., a Wyoming corporation (“CHIT" and/or “Seller”) and Patrick Johnson, an individual, and Charles Everett, an individual, and Hugh Kelso, an individual (collectively the” Sellers”);  Buyers and Sellers are referred to collectively herein as the "Parties."

This Agreement is a transaction in which TRIN purchases the majority interest in CHIT in exchange for common and preferred shares of TRIN.

We have attached a copy of the Share Purchase Agreement to this Information Statement for your reference.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Agreement were not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Agreement.  The elimination of the need for a special meeting of stockholders to approve the Agreement is made possible by Section 17-16-704 of the Wyoming Business Corporation Act (the “Act”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.  Pursuant to the Act, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Agreement. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Agreement be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on April 13, 2018 (the “Record Date”). As of the Record Date, we had outstanding:

(i)1,883,128,707 shares of common stock; and

(ii)3,000,000 shares of Series A Preferred Stock, which are collectively entitled to 4 times the aggregate votes of all other classes of capital stock of the Company, and may vote with holders of the Company’s common stock on all matters which common stockholders may vote; and

(iii)350,956 shares of Series B Preferred Stock, which are entitled to ten votes per share, and may vote with holders of the Company’s common stock on all matters which common stockholders may vote.

The transfer agent for our common stock is Pacific Stock Transfer, 6725 Via Austi Parkway, Las Vegas, NV 89119.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement. The persons that have consented to the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Restatement.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

By unanimous consent of the board of directors we agreed, with a majority of shareholders consenting, to enter into a Share Purchase Agreement (the "Agreement")  to be effective as of April 16, 2018, by and between Trinity Conglomerate LTD, a Canadian Federal corporation ("TRIN” and/or Buyer") and Cherubim Interests, Inc., a Wyoming corporation (“CHIT" and/or “Seller”) and Patrick Johnson, an individual, and Charles Everett, an individual, and Hugh Kelso, an individual (collectively the” Sellers”);  Buyers and Sellers are referred to collectively herein as the "Parties."

This Agreement is a transaction in which TRIN will purchase the majority interest in CHIT in exchange for common and preferred shares of TRIN.

WHEREAS, in order to consummate the transaction with TRIN, CHIT and TRIN has agreed to a purchase price and exchange consideration in the following manner:

Exchange  Price.  The consideration for the purchase of the Shares the parties agreed a one-time payment to Sellers of equity interest (the "Exchanged  Shares") valued at  $753,251 USD or 190,054 Shares of TRIN Common Stock to CHIT, and in the aggregate 3,000,000 shares of Class Preferred A Stock,which each individual Share of Class Preferred A Stock has voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting in the amounts below:

To CHIT:      190,054    Common shares of TRIN;

To Johnson:  1,000,000 Class A Preferred Shares of TRIN;

To Everett:    1,000,000 Class A Preferred Shares of TRIN:

To Kelso:      1,000,000 Class A Preferred  shares of TRIN.

Stock Dividend.  A Stock Dividend  of TRIN will be granted, upon unanimous consent of the board of directors of TRIN to the shareholders of record of CHIT in an amount equal to the dollar value of  CHIT shares held calculated on the date of granting.

Shares Purchased.  Trinity is purchasing from Sellers:

From CHIT a majority interest in CHIT in the amount of  7,532,514,828 shares of common from treasury stock representing % of all outstanding common stock; and all of CHIT Class A Preferred stock, which each individual Share of Preferred A has voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting:

From CHIT:        7,532,514,828 shares of common stock which represents 80% of all outstanding common stock

From Johnson:    1,000,000 shares of preferred A stock of CHIT;

From Everett:      1,000,000 shares of preferred A stock of CHIT;

From Kelso:        1,000,000 shares of preferred A stock of CHIT.

Any material common stock issuances will be disclosed in accordance with the disclosure requirements of the Securities Exchange Act of 1934.

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of Amount 16, 2018. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us.  Our address is 1304 Norwood Dr., Bedford Texas 76022. As of March 16, 2018, we had 1,883,128,707 shares of common stock, 3,000,000 shares of Series A Preferred Stock, and 350,956 shares of Series B Preferred Stock issued and outstanding. While each share of common stock holds one vote, the shares of Series A Preferred Stock are collectively entitled to 4 times the aggregate votes of all other classes of capital stock of the Company. Shares of Series B are entitled to ten votes per share. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power	Options Exercisable Within 60 Days	Other Beneficial Ownership	Total(1)	Percent of Class Outstanding(2)
Patrick Johnson (3)	107,591,509	-	-	107,591,509.06%
Charles Everett (4)	52,873,328	-	-	52,873,328.03%
All current directors and executive officers as a group (2 persons)	160,464,837	-	-	160,464,837.09%

____________________

* Indicates less than one percent.

(1)The calculation of total beneficial ownership for each person in the table above is  based upon the number of shares of common stock beneficially owned by such person, together with any options, warrants, rights, or conversion privileges held by such person that are currently exercisable or exercisable within 60 days of the date of this prospectus.

(2)Based on 1,883,128,707 shares of our common stock outstanding as of April 14, 2018.

(3)Patrick Johnson is Director, President and Chief Executive Officer of the Company. In addition to the shares of common stock shown above, Mr. Johnson holds 1,000,000 shares of Series A Preferred Stock which collectively hold 2,510,838,276 votes. If the votes of the Series A Preferred Stock are taken into account, Mr. Johnson would beneficially hold 28% of the voting securities of the Company.

(4)Charles Everett is a Director of the Company. In addition to the shares of common stock shown above, Mr. Everett holds 1,000,000 shares of Series A Preferred Stock which collectively hold 2,510,838,276 votes. If the votes of the Series A Preferred Stock are taken into account, Mr. Everett would beneficially hold 27% of the voting securities of the Company.

(5)Hugh Kelso is a Director of the Company. Mr. Kelso holds 1,000,000 shares of Series A Preferred Stock which collectively hold 2,510,838,276 votes. If the votes of the Series A Preferred Stock are taken into account, Mr. Kelso would beneficially hold 26% of the voting securities of the Company

NO DISSENTER’S RIGHTS

Under the Act, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee.  No director has informed us that he intends to oppose the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934.  You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders.  We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 1304 Norwood Dr., Bedford Texas 76022, or by calling us at (844) 842-8872.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

OF CHERUBIM INTERESTS, INC.

/s/ Charles Everett

Charles Everett

Chairman

April 14, 2018